UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
July 25, 2006
IOMAI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-51709	52-2049149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Firstfield Road, Suite 250
Gaithersburg, MD 20878
(Address of principal executive offices and zip code)
(301) 556-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.
On July 25, 2006, Iomai Corporation (the “Company”) and ARE-20/22/1300 Firstfield Quince Orchard, LLC (the “Landlord”) entered into a Fifth Amendment to Lease (the “Amendment”). The Company and the Landlord are parties to a Lease dated as of December 18, 2000, as modified by four amendments and a letter agreement (the “Lease”), under which the Company leases its primary research, manufacturing and administrative space in Gaithersburg, Maryland (the “Facility”). The Company and Geomet Technologies, LLC are parties to a Sublease Agreement dated as of February 28, 2006 (the “Geomet Sublease”), under which the Company subleases an additional 5,572 square feet of laboratory and office space in the same Facility (the “Geomet Space”) through February 28, 2007. The Amendment provides that, among other things, (a) the Company will lease an additional 6,117 square feet in the Facility (the “New Premises”), and (b) the Company will directly lease from the Landlord the Geomet Space upon the expiration or earlier termination of the Geomet Sublease.
Under the Amendment, the monthly rent of $14,528 for the New Premises will begin on August 1, 2006, while the monthly rent of $13,234 for the Geomet Space will begin upon the expiration or earlier termination of the Geomet Sublease. The Amendment does not change the May 2013 expiration date of the Lease. The Company will continue to pay its proportionate share of the operating expenses of the Facility.
ITEM 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits.
     (d) Exhibits.

10.11.8	Fifth Amendment to Lease dated July 25, 2006 by and between Iomai Corporation and ARE 20/22/1300 Firstfield Quince Orchard, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOMAI CORPORATION
Date: July 27, 2006	By:	/s/ Stanley C. Erck
		Name:	Stanley C. Erck
		Title:	Chief Executive Officer

EXHIBIT INDEX
The following designated exhibits are filed herewith:

Exhibit No.	Description

10.11.8	Fifth Amendment to Lease dated July 25, 2006 by and between Iomai Corporation and ARE 20/22/1300 Firstfield Quince Orchard, LLC.